SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2001



               FREEPORT-McMoRan COPPER & GOLD INC.


    Delaware                 1-9916                  74-2480931

 (State or other        (Commission                (IRS Employer
 jurisdiction of        File Number)               Identification
 incorporation or                                  Number)
 organization)


                       1615 Poydras Street
                  New Orleans, Louisiana  70112

 Registrant's telephone number, including area code:  (504) 582-4000



Item 5.  Other Events and Regulation FD Disclosure.

     On July 30, 2001, Freeport-McMoRan Copper & Gold Inc. issued the following press release:

     NEW ORLEANS, LA, July 30, 2001 -- Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) announced today that it plans to privately offer $300 million in convertible notes. The notes would be due in January 2006 and would be convertible, at the option of the holder, into shares of FCX's common stock at a conversion price to be determined on the pricing date. A portfolio of U.S. government securities will be pledged as security for the first six scheduled interest payments on the notes. The remaining net proceeds from the offering will be used to repay a portion of FCX's borrowings under its existing bank credit facilities.

The notes will only be offered to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The notes and the common stock issuable upon conversion of the notes will not be registered under the Securities Act of 1933 or the securities laws of any other jurisdiction. Unless they are registered, the notes may be offered and sold only in transactions that are exempt from registration under the Securities Act of 1933 or the securities laws of any other jurisdiction. This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes.



                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              FREEPORT-McMoRan COPPER & GOLD INC.


                              By: \s\ C. Donald Whitmire
                                   ------------------------------
                                         C. Donald Whitmire
                                    Vice President and Controller-
                                       Financial Reporting
                                       (authorized signatory and
                                       Principal Accounting Officer)

Date:  July 30, 2001